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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of The Men's Wearhouse, Inc. on Form S-4 of our report dated March 9, 1999, appearing in the Annual Report on Form 10-K of The Men's Wearhouse, Inc. for the year ended January 30, 1999, and to the references to us under the headings "Experts" and "The Men's Wearhouse, Inc. and Subsidiaries Selected Consolidated Financial Information" in this Proxy Statement/Prospectus, which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP


Houston, Texas
April 1, 1999